                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant / /
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                            DAL-TILE INTERNATIONAL INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                          DAL-TILE INTERNATIONAL INC.

                                ----------------

                                                                  March 31, 2000

Dear Stockholder:

    You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Dal-Tile International Inc. to be held on Thursday, April 27, 2000, at
9:00 a.m., local time, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201.

    The Secretary's formal notice of the meeting and the Proxy Statement which appear on the following pages will describe the matters to be acted upon at the meeting.

    We hope that you will be able to attend the meeting in person. However, whether or not you plan to be present, please complete, sign, date and return your proxy as soon as possible so that your vote will be counted.

                                          Sincerely yours,

                                          [LOGO]

                                          Jacques R. Sardas
                                          PRESIDENT, CHIEF EXECUTIVE OFFICER
                                          AND CHAIRMAN OF THE BOARD

                          DAL-TILE INTERNATIONAL INC.

                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

    The 2000 Annual Meeting of Stockholders of Dal-Tile International Inc., a Delaware corporation (the "Company"), will be held at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, on Thursday, April 27, 2000, at
9:00 a.m., local time, for the following purposes:

    1. To elect seven directors for terms ending at the 2001 Annual Meeting of Stockholders;

    2. To ratify the appointment by the Board of Directors of Ernst & Young LLP, independent public accountants, as independent auditors for the Company for the fiscal year ending December 29, 2000; and

    3.  To transact such other business as may properly come before the meeting.

    Stockholders of record as of the close of business on March 24, 2000 will be entitled to vote at the meeting.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERY TO THE COMPANY OF A SUBSEQUENTLY EXECUTED PROXY OR A WRITTEN NOTICE OF REVOCATION OR BY VOTING IN PERSON AT THE MEETING.

                                          By order of the Board of Directors,

                                          [LOGO]

                                          Mark A. Solls
                                          SECRETARY

March 31, 2000

                          DAL-TILE INTERNATIONAL INC.
                             7834 C.F. HAWN FREEWAY
                              DALLAS, TEXAS 75217

                            ------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 2000

                            ------------------------

    This proxy statement is furnished to stockholders of Dal-Tile
International Inc., a Delaware corporation (the "Company" or "Dal-Tile"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board" or "Board of Directors") for use at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at 9:00 a.m., local time, on Thursday, April 27, 2000, at The Hotel Crescent Court, 400 Crescent Court, Dallas, Texas 75201, and any adjournments thereof.

    Stockholders of record as of the close of business on March 24, 2000 (the "Record Date") will be entitled to vote at the Annual Meeting or any adjournments thereof. As of the Record Date, the Company had outstanding 54,815,686 shares of common stock, par value $.01 per share ("Common Stock"), each entitled to one vote on all matters to be voted upon. This proxy statement, the accompanying form of proxy and the Company's annual report to stockholders for the fiscal year ended December 31, 1999 are being mailed on or about
March 31, 2000 to each stockholder entitled to vote at the Annual Meeting.

                        VOTING AND REVOCATION OF PROXIES

VOTING

    If the enclosed proxy is executed and returned in time and not revoked, all shares represented thereby will be voted. Each proxy will be voted in accordance with the stockholder's instructions. If no such instructions are specified, signed proxies will be voted (a) FOR the election of each person nominated for election as a director, and (b) FOR the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company for the fiscal year ending December 29, 2000.

    The holders of a majority in number of the total outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy, constitutes a quorum. Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting and entitled to vote in the election will be required for the election of directors and the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon will be required to act on all other matters to come before the Annual Meeting, including the ratification of the appointment by the Board of Directors of Ernst & Young LLP as independent auditors for the Company. An automated system administered by the Company's transfer agent will tabulate the votes. For purposes of determining the number of votes cast with respect to any voting matter, only those cast "for" or "against" are included; abstentions and broker non-votes are excluded. Accordingly, with respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome. For purposes of determining whether the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote has been obtained, abstentions will be included in, and broker non-votes will be excluded from, the number of shares present and entitled to vote. Accordingly, with respect to any matter other than the election of directors, abstentions will have the effect of a vote "against" the matter and broker non-votes will have the effect of reducing the number of affirmative votes required to achieve the majority vote.

REVOCATION

    A stockholder giving a proxy may revoke it at any time before it is voted by delivery to the Company of a subsequently executed proxy or a written notice of revocation. In addition, returning your completed proxy will not prevent you from voting in person at the Annual Meeting should you be present and wish to do so.

                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of nine directors. Seven directors are nominated to be elected at the Annual Meeting to hold office as directors until the 2001 Annual Meeting of Stockholders of the Company or until their respective successors have been duly elected and qualified. Unless otherwise directed, signed proxies in the accompanying form will be voted FOR the nominees listed below. All nominees have consented to be named and to serve if elected. If any one or more of the nominees is unable to serve or for good cause will not serve, proxies will be voted for the substitute nominee or nominees, if any, proposed by the Board of Directors. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Each nominee will be elected if he receives the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock at the Annual Meeting.

    The Board of Directors proposes the election of the following nominees for a term of one year. All of the nominees are presently directors of the Company. Set forth below for each nominee are his name and age, all positions and offices with the Company that he holds, if any, his principal occupations during at least the last five years and any additional directorships in publicly held companies or registered investment companies.

NAME                                  AGE           POSITION OR OFFICE HELD
----                                --------        -----------------------
Jacques R. Sardas.................     69      Chairman of the Board, President
                                               and Chief Executive Officer
Douglas D. Danforth...............     77      Director
John F. Fiedler...................     61      Director
Vincent A. Mai....................     59      Director
Martin C. Murrer..................     42      Director
Charles J. Pilliod, Jr............     81      Director
Norman E. Wells, Jr...............     51      Director

    JACQUES R. SARDAS, President, Chief Executive Officer and Chairman of the Board of Directors--Mr. Sardas has been President and Chief Executive Officer of the Company since July 1997 and Chairman of the Board of Directors since September 1997. Prior to joining the Company, Mr. Sardas was Chairman and Chief Executive Officer of Sudbury, Inc. from 1992 to 1997. Prior to that, he spent
34 years at Goodyear Tire and Rubber Company, concluding as President of Goodyear Worldwide Tire.

    DOUGLAS D. DANFORTH, Director--Mr. Danforth has been a Director of the Company since February 1997. He was Chairman and Chief Executive Officer of Westinghouse Corporation from December 1983 to December 1987. Mr. Danforth is also a director of Sola International Inc. and of Atlantic Express Transportation Corporation.

    JOHN F. FIEDLER, Director--Mr. Fiedler has been a Director of the Company since July 1998. He is Chairman and Chief Executive Officer of Borg-Warner Automotive, Inc. Prior to joining Borg-Warner in June 1994, he was Executive Vice President of The Goodyear Tire & Rubber Company where he was responsible for North American Tires. Mr. Fiedler's 29 year career with Goodyear included numerous sales, marketing and manufacturing positions in the U.S. and Far East.

    VINCENT A. MAI, Director--Mr. Mai has been a Director of the Company since October 1989. Mr. Mai was the President, Chief Executive Officer and a Director of AEA Investors (the managing member of DTI Investors LLC, a beneficial owner of Common Stock) from April 1989 to December 1998, which included appointment to Chairman in January 1998. From January 1999 to December 1999, Mr. Mai served as Chairman and Chief Executive Officer and currently serves as Chairman of AEA Investors. For the preceding 15 years, he was a Managing Director of Lehman Brothers Inc., an investment banking firm. Mr. Mai is also a director of the Federal National Mortgage Association.

    MARTIN C. MURRER, Director--Mr. Murrer has been a Director of the Company since February 2000. Mr. Murrer has been a Managing Director of AEA Investors (the managing member of DTI Investors LLC, a beneficial owner of Common Stock) since February 1999. From 1995 through 1999, Mr. Murrer was a Managing Director at Donaldson, Lufkin & Jenrette. From 1990 through 1995, he was a Vice President at Goldman Sachs. Mr. Murrer is also a Director of PC Connection, Inc.

    CHARLES J. PILLIOD, JR., Director--Mr. Pilliod has been a Director of the Company since March 1990 and served as Chairman of the Board of Directors from October 1993 through September 1997. From October 1993 through April 1994,
Mr. Pilliod also served as President and Chief Executive Officer of the Company. Mr. Pilliod served as U.S. Ambassador to Mexico from 1986 to 1989. Prior to that, he was the Chairman and Chief Executive Officer of Goodyear Tire & Rubber Company. Mr. Pilliod is also a director of Marvin & Palmer Associates, Inc.

    NORMAN E. WELLS, JR., Director--Mr. Wells has been a Director of the Company since December 1997. Mr. Wells was President and Chief Executive Officer of Easco, Inc. from November 1996 to September 1999. From March 1993 to
November 1996, he was President and Chief Executive Officer of CasTech Aluminum Group Inc. Mr. Wells is also a director of Sovereign Specialty Chemicals, Inc.

                    FURTHER INFORMATION CONCERNING THE BOARD
                          OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. During the fiscal year ended December 31, 1999 (such fiscal year sometimes referred to herein as "fiscal 1999"), the Company maintained three standing committees:
Audit, 162(m) and Compensation. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues. The Company has no nominating or similar committee.

BOARD MEETINGS AND COMMITTEES

    The Board of Directors of the Company held a total of seven (7) meetings and took one (1) action by written consent during fiscal 1999. Other than Henry F. Skelsey, no director participated in fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of the committees of the Board on which he served.

    The Audit Committee's principal functions are to review the scope of the annual audit of the Company by its independent public accountants, review the annual financial statements of the Company and the related audit report of the independent auditors, review management's selection of an independent public accounting firm each year and review audit and any non-audit fees paid to the Company's independent public accountants. The Company's Chief Financial Officer generally attends Audit Committee meetings and delivers reports to and answers inquiries from the Audit Committee. The Audit Committee reports its findings and recommendations to the Board. The Audit Committee is currently comprised of three non-employee directors. From January 1, 1999 through February 18, 1999, the members of the Audit Committee were Douglas D. Danforth and Norman E. Wells, Jr. From February 18, 1999 through December 31, 1999, the members of the Audit Committee were Douglas D. Danforth, John F. Fiedler and Norman E. Wells, Jr. The Audit Committee held three (3) meetings in fiscal 1999.

    The Compensation Committee is generally responsible for establishing and administering the Company's compensation plans and programs, including establishing and administering the Company's executive compensation plans and programs to the extent that such plans and programs relate to compensation which the Company intends to qualify for an exemption from the deduction limitation of
Section 162(m) of the United States Internal Revenue Code of 1986, as amended (the "Code"). From January 1, 1999 through February 18, 1999, the members of the Compensation Committee were Douglas D. Danforth and Norman E. Wells, Jr. From February 18, 1999 through December 31, 1999, the members of the Compensation Committee were Douglas D. Danforth, John F. Fiedler and Norman E. Wells, Jr. The Compensation Committee held three (3) meetings and took two (2) actions by written consent in fiscal 1999.

    On February 18, 1999, the Compensation Committee and the 162(m) Committee were combined. The resulting committee was named the Compensation Committee, with its members being Norman E. Wells, Jr., Douglas D. Danforth and John F. Fiedler. The 162(m) Committee held one meeting in 1999, prior to its being combined with the Compensation Committee. During fiscal 1999, its members were Norman E. Wells, Jr. and Douglas D. Danforth.

DIRECTORS' COMPENSATION

    Directors who are full-time employees of the Company receive no additional compensation for serving on the Board or its committees. Directors who are not full-time employees of the Company or employees of AEA Investors receive an annual fee of $10,000 and $15,000 in market value of Common Stock, a quarterly fee of $1,500, and $1,000 for each unscheduled Board and/or Committee meeting attended, plus reimbursement for traveling costs and other out-of-pocket expenses incurred in attending such meetings.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during fiscal 1999, all filing requirements applicable to its executive officers and directors and greater than 10% stockholders were complied with.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the Record Date with respect to (i) each person known to Dal-Tile to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of Dal-Tile's directors, (iii) each of the executive officers named in the table under "Compensation of Executive Officers-Executive Compensation-Summary Compensation Table", and (iv) all the Company's directors and executive officers as a group.

                                                                            PERCENT OF
                                                                              COMMON
                                                              NUMBER OF        STOCK
                                                              SHARES(1)        OWNED
                                                              ----------    -----------
DTI Investors LLC...........................................  28,604,811       52.2%
  c/o AEA Investors Inc.
  65 East 55th Street
  New York, NY 10022
AEA Investors Inc.(2).......................................  28,604,811       52.2
  65 East 55th Street
  New York, NY 10022
Jacques R. Sardas...........................................   2,367,926(3)     4.2
Douglas D. Danforth.........................................       5,962(4)       *
John F. Fiedler.............................................       3,762          *
John M. Goldsmith...........................................      14,000(4)(5)       *
Vincent A. Mai..............................................     135,000(4)(6)       *
Martin C. Murrer............................................      10,000(5)       *
Charles J. Pilliod, Jr......................................     313,762(4)(7)       *
Henry F. Skelsey............................................      33,000(4)(8)       *
Norman E. Wells, Jr.........................................       9,762          *
W. Christopher Wellborn.....................................     256,448(9)       *
H. Clay Orme................................................       1,000          *
Javier Eugenio Martinez Serna...............................     139,780(10)       *
Harold G. Turk..............................................     216,307(11)       *
All directors and executive officers as a group (23
  persons)..................................................   4,212,195        7.2

------------------------

*   Less than 1%.

 (1) For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any shares that such person or persons have the right to acquire within 60 days after such date is deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (2) AEA Investors is the managing member of DTI Investors LLC, and accordingly may be deemed to beneficially own such shares.

 (3) Includes 2,000,000 shares subject to options, 38,267 held directly, 230,000 shares held in a family limited partnership, and 99,659 shares held in a family trust.

 (4) Such director is a member of DTI Investors LLC. Under the rules of the SEC, as such director does not have voting or investment power over the shares of Common Stock owned by DTI Investors LLC, such director does not have beneficial ownership of such shares. Such director's membership interest in DTI Investors LLC represents a less than 1% indirect interest in the Common Stock, which interest is in addition to any stock options held, or shares of Common Stock identified herein as beneficially owned, by such director.

 (5) Excludes 28,604,811 shares owned by DTI Investors LLC, the managing member of which is AEA Investors. Messrs. Goldsmith and Murrer serve as officers of AEA Investors. Messrs. Goldsmith and Murrer disclaim beneficial ownership of the shares beneficially owned by DTI Investors LLC and AEA Investors.

 (6) Excludes 28,604,811 shares owned by DTI Investors LLC, the managing member of which is AEA Investors. Mr. Mai is a member of DTI Investors LLC, and serves as an officer and director of AEA Investors. Mr. Mai disclaims beneficial ownership of the shares beneficially owned by DTI Investors LLC and AEA Investors. Includes 10,000 shares held in a family trust and 5,000 shares held in a family foundation.

 (7) Consists of 311,000 shares subject to options. 111,000 shares are held in nominee name, Hertrus and Company.

 (8) Excludes 28,604,811 shares owned by DTI Investors LLC, the managing member of which is AEA Investors. Mr. Skelsey is a member of DTI Investors LLC and serves as a consultant to AEA Investors. Mr. Skelsey disclaims beneficial ownership of the shares beneficially owned by DTI Investors LLC and AEA Investors.

 (9) Includes 232,500 shares subject to options.

(10) Consists of 139,780 shares subject to options.

(11) Consists of 216,307 shares subject to options.

                       COMPENSATION OF EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

    The following table sets forth certain information with respect to the annual and long-term compensation of the Company's Chief Executive Officer and each of the Company's other four most-highly compensated executive officers during fiscal 1999 who were serving in such capacity on December 31, 1999, in each case for the last three fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                  ANNUAL COMPENSATION   AWARDS SECURITIES
                                                  -------------------      UNDERLYING
NAME AND PRINCIPAL POSITION              YEAR      SALARY     BONUS       OPTIONS/SARS      ALL OTHER COMPENSATION
---------------------------            --------   --------   --------   -----------------   ----------------------
Jacques R. Sardas....................    1999     $600,822   $900,000(1)             0              $60,228(7)(8)(9)(10)(11)
  Chairman of the Board,                 1998      600,000    900,000       2,343,000(2)             43,854
  President and Chief Executive
    Officer                                                                 4,250,000(3)
                                         1997      286,153    300,000       4,250,000(3)             18,410

W. Christopher Wellborn..............    1999      308,077    307,800               0                23,633(7)(8)(9)(10)(11)
  Executive Vice President and           1998      307,800    307,800         210,000(2)             13,920
  Chief Financial Officer                                                     610,000(4)
                                         1997       99,877    166,300         610,000(4)             87,423

Harold G. Turk.......................    1999      263,022    262,800               0                20,641(7)(8)(9)(10)(11)
  Vice President, Sales Service          1998      262,800    262,800         116,000(2)             11,490
  Centers                                1997      256,800          0               0                18,700

Javier Eugenio Martinez Serna........    1999      250,000    218,908               0                60,494(8)(12)
  Vice President, Mexico Operations      1998      250,000    237,138         102,000(2)             35,393
                                                                               57,631(5)
                                         1997      227,710     32,153               0                36,494

H. Clay Orme.........................    1999      211,539    209,566         100,000(6)             24,064(7)(8)(9)(13)
  Vice President, Operations             1998            0          0               0                     0
                                         1997            0          0               0                     0

------------------------

 (1) The amount shown represents a cash payment of 150% of Mr. Sardas' annual base salary for achievement of the 1999 bonus targets. Additionally, in January 2000, Mr. Sardas was granted options to acquire 80,000 shares of Common Stock at a per share exercise price of $9.13 (market value on the date of the grant).

 (2) Options granted in 1998.

 (3) The amount shown includes 2,000,000 options and 2,250,000 SARs originally granted in 1997. On February 20, 1998, the per share exercise price of the options was reduced from $13.69 to $11.94 (market value on such date) and the per share ceiling price of 2,000,000 of the SARs was reduced to $11.94 (250,000 SARs retained the per share ceiling price of $13.69). See Option/SAR Repricing Table.

 (4) The amount shown includes 310,000 options and 300,000 SARs originally granted in 1997. On February 20, 1998, the per share exercise price of the options was reduced from $13.69 to $11.94 (market value on such date) and the per share ceiling price of 300,000 of the SARs was reduced to $11.94. See Option/SAR Repricing Table.

 (5) The amount shown includes options originally granted in 1996. On
     December 10, 1998, the per share exercise price of the options was reduced from $9.91 to $9.01. See Option/SAR Repricing Table.

 (6) Options granted in 1999. See Option / SAR Grant Table.

 (7) The amounts shown include premium payments for long-term disability paid by the Company during fiscal 1999 for Jacques R. Sardas, in the amount of $2,623, W. Christopher Wellborn, in the amount of $2,623, Harold G. Turk, in the amount of $2,367, and H. Clay Orme, in the amount of $2,250.

 (8) The amounts shown include premiums paid by the Company for life insurance during fiscal 1999 for Jacques R. Sardas, in the amount of $11,121, W. Christopher Wellborn, in the amount of $418, Harold G. Turk, in the amount of $907, Javier Eugenio Martinez Serna, in the amount of $1,893 and H. Clay Orme, in the amount of $2,196.

 (9) The amounts shown include contributions made by the Company to the Company's 401(k) Plan for fiscal 1999 to Jacques R. Sardas, in the amount of $5,000, to W. Christopher Wellborn, in the amount of $5,000, to Harold
     G. Turk, in the amount of $5,000, and H. Clay Orme, in the amount of $3,750.

(10) The amounts shown include matching contributions made by the Company to the Company's Supplemental Retirement Plan for fiscal 1999 to Jacques R. Sardas, in the amount of $40,000, to W. Christopher Wellborn, in the amount of $14,415, and to Harold G. Turk, in the amount of $11,071.

(11) The amounts shown include payments made by the Company for annual physicals during fiscal 1999 for Jacques R. Sardas, in the amount of $1,484,
    W. Christopher Wellborn, in the amount of $1,177 and Harold G. Turk, in the amount of $1,296.

(12) The amount shown includes payments to Javier Eugenio Martinez Serna for fiscal 1999 in the amount of $902 for contributions to a workers profit sharing plan, $12,917 for vacation allowance, $14,501 for scholarships, $1,201 for meals, $1,581 for contributions to a savings fund, $27,252 for a car payment allowance and $247 for medical insurance.

(13) The amount shown includes payments to H. Clay Orme for fiscal 1999 in the amount of $15,868 for relocation.

OPTION/SAR GRANT TABLE

    The following table sets forth certain information regarding options and SARs granted during fiscal 1999 by the Company to the individuals named in the Summary Compensation Table:

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                          ----------------------------------------------------                    VALUE AT ASSUMED
                             NUMBER OF                                                             ANNUAL RATES OF
                            SECURITIES        PERCENT OF TOTAL                                STOCK PRICE APPRECIATION
                            UNDERLYING      OPTIONS/SARS GRANTED   EXERCISE OR                   FOR OPTION TERM(1)
                          OPTIONS/SARS(2)     TO EMPLOYEES IN      BASE PRICE    EXPIRATION   -------------------------
NAME                          GRANTED           FISCAL YEAR         PER SHARE       DATE          5%           10%
----                      ---------------   --------------------   -----------   ----------   ----------   ------------
OPTIONS
H. Clay Orme............      100,000               21.1%             $8.81      3/01/2009     $554,056     $1,404,087

------------------------

(1) In accordance with SEC rules, these columns show gains that might exist for the options, assuming the market price of Dal-Tile's Common Stock appreciates from the date of grant over a period of ten years at the annualized rates of five and ten percent, respectively. If the stock price does not increase above the exercise price at the time of exercise, realized value to the named executive from these options will be zero.

(2) No SARs were granted in 1999.

                           OPTION/SAR EXERCISE TABLE

    The following table sets forth the number of shares covered by both exercisable and unexercisable stock options and SARs as of December 31, 1999. Also reported are values for "in-the-money" options and SARs that represent the positive spread between the respective exercise or base prices of outstand ing stock options and SARs and the value of the Common Stock as of December 31, 1999 based on its closing price on the New York Stock Exchange of $10.13. The table also sets forth options and SARs exercised during fiscal 1999.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                                         VALUE OF UNEXERCISED IN-THE-
                                          NUMBER OF SECURITIES UNDERLYING UNEXERCISED        MONEY OPTIONS/SARS AT
                             SHARES             OPTIONS/SARS AT FISCAL YEAR-END                 FISCAL YEAR-END
                          ACQUIRED ON    ---------------------------------------------   -----------------------------
NAME                      EXERCISE (#)   VALUE REALIZED   EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                      ------------   --------------   ------------   -------------   ------------   --------------
OPTIONS
Jacques R. Sardas.......          0                 0       2,000,000(1)    2,343,000(2)   $      0       $2,722,205
W. Christopher
  Wellborn..............          0                 0         232,500(1)      287,500(3)          0          262,950
Harold G. Turk..........          0                 0         216,307(4)      102,667(5)    241,183          138,793
Javier E.M. Serna.......          0                 0         139,780(4)       92,000(6)    155,855          125,620
H. Clay Orme............          0                 0               0         100,000(7)          0          131,500

SARS
Jacques R. Sardas.......    117,926(8)     $4,391,251(8)      750,000(9)            0       836,250                0
W. Christopher
  Wellborn..............     11,948(10)    $  439,125(10)      75,000(9)       75,000(9)     83,625           83,625
Harold G. Turk..........          0                 0               0               0             0                0
Javier E.M. Serna.......          0                 0               0               0             0                0
H. Clay Orme............          0                 0               0               0             0                0

--------------------------

 (1) At fiscal year-end, the per share exercise price of such options was $11.94.

 (2) At fiscal year-end, the per share exercise price of such options was $9.01 for options to acquire 2,000,000 shares of Common Stock, and $8.69 for options to acquire 343,000 shares of Common Stock.

 (3) At fiscal year-end, the per share exercise price of such options was $11.94 for options to acquire 77,500 shares of Common Stock, $9.01 for options to acquire 120,000 shares of Common Stock, and $8.69 for options to acquire 90,000 shares of Common Stock.

 (4) At fiscal year-end, the per share exercise price of such options was $9.01.

 (5) At fiscal year-end, the per share exercise price of such options was $9.01 for options to acquire 26,667 shares of Common Stock, and $8.69 for options to acquire 76,000 shares of Common Stock.

 (6) At fiscal year-end, the per share exercise price of such options was $9.01 for options to acquire 20,000 shares of Common Stock, and $8.69 for options to acquire 72,000 shares of Common Stock.

 (7) At fiscal year-end, the per share exercise price of such options was $8.81.

 (8) During fiscal 1999, Mr. Sardas exercised a total of 1,500,000 SARs. The payments included cash of $2,927,523 and 79,659 shares of Common Stock valued at $12.25 per share and 38,267 shares of Common Stock valued at $12.75 per share.

 (9) At fiscal year-end, the per share base price of such SARs was $9.01 and the per share ceiling price of such SARs was $11.94, except for 250,000 SARs granted to Mr. Sardas which have a ceiling price of $13.69.

(10) During fiscal 1999, Mr. Wellborn exercised 150,000 SARs. The payment included cash of $292,762 and 11,948 shares of Common Stock valued at $12.25 per share.

OPTION/SAR REPRICING TABLE

    The following table sets forth certain information regarding options and SARs granted to all executive officers which were repriced during the last ten fiscal years. See Compensation Committee Report on Executive Compensation for a discussion of the basis for repricings.

                                                                                                             LENGTH OF
                                      SECURITIES                                                              ORIGINAL
                                      UNDERLYING                                                            OPTION TERM
                                      NUMBER OF     MARKET PRICE OF    EXERCISE OR CEILING                  REMAINING AT
                                     OPTIONS/SARS   STOCK AT TIME OF    PRICE AT TIME OF     NEW EXERCISE     DATE OF
                                     REPRICED OR      REPRICING OR        REPRICING OR        OR CEILING    REPRICING OR
NAME                     DATE        AMENDED (#)     AMENDMENT ($)        AMENDMENT ($)       PRICE ($)      AMENDMENT
----                   --------      ------------   ----------------   -------------------   ------------   ------------
OPTIONS
Jacques R. Sardas....  10/10/97(1)     2,000,000        $ 13.69              $16.00             $13.69        6/13/2007
                        2/20/98(2)     2,000,000          11.94               13.69               11.9        6/13/2007
                       12/10/98(3)     2,000,000           8.69                9.44              49.01        7/17/2008
W. Christopher         10/10/97(4)       400,000          13.69               16.81              13.69        8/25/2007
  Wellborn...........   2/20/98(2)       310,000          11.94               13.69              11.94        8/25/2007
                       12/10/98(3)       120,000           8.69                9.44               9.01        7/17/2008
Harold G. Turk.......  12/10/98(3)        40,000           8.69                9.44               9.01        7/17/2008
Javier E.M. Serna....  12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
                       12/10/98(6)        57,631           8.69                9.91               9.01         1/1/2006
Dan L. Cooke.........   2/20/98(2)        50,000          11.94               13.69              11.94        4/18/2007
                       12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
D.D. Agostinelli.....  12/10/98(5)        40,000           8.69               12.31               9.01        2/27/2008
                       12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
Silvano Cornia.......  12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
                       12/10/98(6)        32,023           8.69                9.91               9.01         1/1/2006
David F. Finnigan....   2/20/98(2)        65,000          11.94               13.69              11.94         9/1/2007
                       12/10/98(6)        76,845           8.69                9.91               9.01         1/1/2006
                       12/10/98(3)        40,000           8.69                9.44               9.01        7/17/2008
William R. Hanks.....  12/10/98(6)        73,182           8.69                9.91               9.01         1/1/2006
                       12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
William L. Justus....  12/10/98(7)        50,000           8.69                9.88               9.01        9/23/2008
Matthew J. Kahny.....  12/10/98(6)        96,059           8.69                9.91               9.01         1/1/2006
                       12/10/98(3)        30,000           8.69                9.44               9.01        7/17/2008
Mark A. Solls........  12/10/98(8)       100,000           8.69               12.63               9.01       12/10/2007
                       12/10/98(3)        10,000           8.69                9.44               9.01        7/17/2008

SARS
Jacques R. Sardas....   2/20/98(9)     2,000,000          11.94               13.69              11.94        6/13/2007
W. Christopher          2/20/98(10)      300,000          11.94               13.69              11.94        8/25/2007
  Wellborn...........
Harold G. Turk.......       N/A              N/A            N/A                 N/A                N/A              N/A
Javier E.M. Serna....       N/A              N/A            N/A                 N/A                N/A              N/A
Dan L. Cooke.........   2/20/98(10)       50,000          11.94               13.69              11.94        4/18/2007
David F. Finnigan....   2/20/98(10)       60,000          11.94               13.69              11.94         9/1/2007

------------------------

 (1) The per share exercise price of the options granted to Mr. Sardas in June 1997 was reduced on October 10, 1997 from $16.00 to $13.69 (market value on such date). The option term was not amended.

 (2) The per share exercise price of the options granted to Messrs. Sardas, Wellborn, Cooke and Finnigan in 1997 was reduced on February 20, 1998 from $13.69 to $11.94 (market value on such date). The option term was not amended.

 (3) The per share exercise price of the options granted to Messrs. Sardas, Wellborn, Turk, Serna, Cooke, Agostinelli, Cornia, Finnigan, Hanks, Justus, Kahny and Solls in July 1998 was reduced on December 10, 1998 from $9.44 to $9.01 (the market value on such date was $8.69). The option term was not amended.

 (4) The per share exercise price of the options granted to Mr. Wellborn in August 1997 was reduced on October 10, 1997 from $16.81 to $13.69 (market value on such date). In connection with such repricing, Mr. Wellborn forfeited 90,000 options. The option term was not amended.

 (5) The per share exercise price of the options granted to Mr. Agostinelli in February 1998 was reduced on December 10, 1998 from $12.31 to $9.01 (the market value on such date was $8.69). The option term was not amended.

 (6) The per share exercise price of the options granted to Messrs. Serna, Cornia, Finnigan, Hanks and Kahny on January 1, 1996 was reduced on December 10, 1998 from $9.91 to $9.01 (the market value on such date was $8.69). The option term was not amended.

 (7) The per share exercise price of the options granted to Mr. Justus in September 1998 was reduced on December 10, 1998 from $9.88 to $9.01 (the market value on such date was $8.69). The option term was not amended.

 (8) The per share exercise price of the options granted to Mr. Solls in December 1997 was reduced on December 10, 1998 from $12.63 to $9.01 (the market value on such date was $8.69). The option term was not amended.

 (9) The per share ceiling price of 2,000,000 of the 2,250,000 SARs granted to Mr. Sardas in October 1997 was reduced on February 20, 1998 from $13.69 to $11.94. The per share ceiling price of 250,000 SARs remained at $13.69.

(10) The per share ceiling price of the SARs granted to Messrs. Wellborn, Cooke and Finnigan in October 1997 was reduced on February 20, 1998 from $13.69 to $11.94.

EMPLOYMENT AGREEMENTS

    The Company has entered into an agreement with Jacques R. Sardas providing for his employment as the Company's President and Chief Executive Officer through December 31, 2001. Pursuant to the agreement, Mr. Sardas receives a minimum annual salary of $600,000 and is eligible to receive an annual bonus equal to 100% of his annual salary upon attainment of a "target" performance goal (up to a maximum of 200% of annual salary upon attainment of a "maximum" performance goal as set forth in the Company's Annual Incentive Plan).

    If the Company terminates Mr. Sardas' employment without cause (as defined in the employment agreement) or Mr. Sardas terminates his employment for good reason (as defined in the employment agreement), the Company shall pay to Mr. Sardas (i) any salary accrued and unpaid as of the date of termination,
(ii) his annual salary through December 31, 2001, and (iii) the greater of
(A) a PRO RATA portion of Mr. Sardas' annual bonus for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination or (B) the annual bonus for the fiscal year preceding the fiscal year of termination, PRO RATED based on the number of days elapsed in the year of termination. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

    The Company has entered into an agreement with W. Christopher Wellborn providing for his employment as the Company's Chief Financial Officer through December 31, 2001. Pursuant to that agreement, Mr. Wellborn receives a minimum annual salary of $300,000 and is eligible to receive an annual bonus of up to 100% of his annual salary upon attainment of certain financial performance goals. Notwithstanding the foregoing, for fiscal 1997, the Company and Mr. Wellborn agreed upon a fixed bonus of $150,000, which was PRO RATED for 1997. In addition, the Company paid to Mr. Wellborn a "sign-on" bonus equal to $140,000, subject to reimbursement to the Company by Mr. Wellborn of up to $40,000 thereof, in accordance with the "price protection" arrangement between the Company and Mr. Wellborn pertaining to the sale of Mr. Wellborn's Pennsylvania residence (after a $25,000 adjustment, Mr. Wellborn's sign-on bonus was $115,000).

    If the Company terminates Mr. Wellborn's employment without cause (as defined in the employment agreement) or Mr. Wellborn terminates his employment for good reason (as defined in the employment agreement), the Company shall pay to Mr. Wellborn (i) any salary accrued and unpaid as of the date of termination,
(ii) his annual salary through December 31, 2001, (iii) the greater of (A) a PRO RATA portion of Mr. Wellborn's annual bonus for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination or (B) the annual bonus for the fiscal year preceding the fiscal year of termination, PRO RATED based on the number of days elapsed in the year of termination, and (iv) a PRO RATA portion of any other bonus plan(s) in which Mr. Wellborn participated for the year of termination based on the performance of the Company from the beginning of the relevant bonus period to the date of termination. If the Company does not renew Mr. Wellborn's employment agreement at the end of the term (December 31, 2001), the Company shall pay or provide, as the case may be, to Mr. Wellborn (i) any salary accrued and unpaid as of the effective date of non-renewal, (ii) his annual salary and (iii) any benefits to which he may be entitled under any Company employee benefit plan or program from the effective date of non-renewal until the earlier of (A) one year from the effective date of non-renewal, and (B) the acceptance by Mr. Wellborn of employment other than with the Company. The employment agreement also contains customary non-competition, non-solicitation and non-disclosure covenants.

    The Company entered into an employment agreement with Harold G. Turk, which term expired on December 31, 1999. The employment agreement contains provisions prohibiting Mr. Turk from competing with the Company during the term of employment and, in certain cases, for a period thereafter.

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    During fiscal 1999, the Company's Compensation Committee (the "Committee") was responsible for executive compensation, including establishing the Company's compensation philosophy and policies. The Committee also was responsible for administering the Company's executive compensation plans and programs. The Committee reviews the Company's executive compensation plans on at least an annual basis to ensure that the programs continue to meet the goals of the Committee's compensation philosophy. The Committee performs these duties to the extent that they relate to compensation which the Company intends to qualify for an exception to the deduction limitation of Section 162(m) of the Code. In fiscal 1999, such compensation constituted the annual cash bonus payable under the 1999 Management Incentive Plan, options granted under the Company's stock option plan and the stock appreciation rights held by five officers of the Company.

COMPENSATION PHILOSOPHY

    The Committee has four principal objectives in determining executive compensation policies: (1) to support the development of a high-caliber executive management team; (2) to establish a strong pay/ performance linkage;
(3) to focus executive management on the critical financial and operating objectives of the Company; and (4) to attract, reward, motivate and retain key executive talent. To achieve these objectives, the Committee has adopted the following overriding policies:

    - The Company will compensate competitively with the practices of other leading companies in both the distribution and manufacturing sector.

    - Generally, total compensation will be targeted at the 75th percentile of the pay scale of other leading companies in both the distribution and manufacturing sector if the Company and individual performance meet expected levels or better. However, if necessary, the Company will offer enhanced compensation packages to attract talented executives to the Company.

    - To achieve total compensation objectives that have a strong performance emphasis, the use of variable incentive plans will be emphasized, utilizing both annual cash bonus and longer term stock-based plans and awards.

    - It is expected that in future fiscal years stock options and other incentive-based compensation will continue to constitute a significant portion of the compensation of executive officers so that the interests of executive officers will coincide with the interests of stockholders.

    The Committee's specific executive compensation practices discussed below are designed to implement the foregoing policies.

ELEMENTS OF EXECUTIVE COMPENSATION

    The elements of the Company's compensation of executive officers are:
(1) annual cash compensation in the form of base salary and incentive bonuses;
(2) long-term incentive compensation in the form of stock options granted under the Company's 1998 Amended and Restated Stock Option Plan and in the form of stock appreciation rights; and (3) other compensation and employee benefits generally available to all employees of the Company, such as life and health insurance and employer matching contributions under the Company's Employee Retirement Savings Plan, a "401(k)" plan.

BASE SALARY

    The Compensation Committee reviews base salary levels of the executive officers annually. Adjustments, if any, generally are made effective March 1 of each year. Salary ranges for each executive officer are determined by the Compensation Committee. Historically, a mid-point base salary has been established around the 75th percentile of the pay scale of other leading companies in both the distribution and manufacturing sector. An executive officer's progression through the salary range is based upon the Compensation Committee's evaluation of the individual's job performance. Two executive officers received salary increases in fiscal 1999 to raise their salaries to market levels.

INCENTIVE BONUSES

    The Committee's process for determining annual bonuses is designed to motivate the Company's executive officers to perform to the best of their abilities and to enhance stockholder value through achievement of the Company's performance objectives. Therefore, a target bonus percentage is established for each executive and is related to his or her potential impact on Company results, while the percentage of bonus awarded is determined with reference to performance-related criteria. Incentive bonuses are paid annually upon certification by the Compensation Committee of achievement of the relevant performance targets.

    The amount of an executive's bonus for fiscal 1999 was based on pre-established performance measures based on the attainment by the Company of certain levels of corporation or operating unit economic value added (EVA). EVA is a financial measure of profitability compared to invested capital. The establishment of EVA as the performance measure incentivized the Company's managers to focus on all aspects of the Company's performance. As a result of the Company's performance in fiscal 1999, all but five executive officers received the maximum bonus payment for which they were eligible.

STOCK OPTIONS/STOCK APPRECIATION RIGHTS

    The Committee believes that the use of stock options as long-term compensation serves to motivate executive officers to maximize stockholder value and to remain in the Company's employment. The number of options granted to each executive is determined by the Committee, in its discretion. In making its determination, the Committee considers the executive's position at the Company, his or her individual contribution, the number of options (if any) to purchase the Common Stock held by the executive and other factors, including an analysis of the estimated amount potentially realizable from the options.

    The options held by the Company's current executive officers were granted using the above stated criteria. The Committee believes these holdings will encourage retention of key officers. To induce two executives to accept employment with the Company, options were granted to them at an exercise price equal to the fair market value of the underlying shares of Common Stock on the grant date.

    In October 1997, the 162(m) Committee (which was combined with the Compensation Committee during fiscal 1999) granted stock appreciation rights (the "SARs") to five of the Company's most senior executive officers. The SARs entitle a holder to a payment per share upon exercise equal to the excess of the fair market value of the shares at the time of exercise over $9.01; provided that the amount of such fair market value per share which can be taken into account is limited to a "ceiling price" of $11.94, except in the case of certain of the SARs held by Mr. Sardas, where the "ceiling price" of 250,000 of such SARs is $13.69 per share. The Committee believes that granting the SARs was necessary to retain, motivate and adequately compensate certain of its most valuable executives by appropriately supplementing their equity-based compensation represented by stock options. During 1999, the executives exercised the vested SARs and received compensation equal to 33% in the form of shares of Common Stock and 67% in cash.

CEO COMPENSATION

    Mr. Sardas joined the Company as its Chief Executive Officer on July 1, 1997, replacing Mr. Howard Bull. The Committee determined Mr. Sardas' compensation on the same basis and under the same philosophy it uses in determining the compensation of other executive officers of the Company. In addition, Mr. Sardas' compensation reflects the Committee's views as to the appropriate amount of compensation that was necessary to incentivize Mr. Sardas to accept employment with the Company.

    Mr. Sardas' annual base salary of $600,000 is consistent with industry practice. To link Mr. Sardas' cash compensation to Company performance, a substantial amount of Mr. Sardas' potential cash compensation for the fiscal year ending December 29, 2000 (such fiscal year sometimes referred to herein as "fiscal 2000") will be tied to the Company's achievement of objective financial and operating targets. Mr. Sardas' maximum bonus opportunity for fiscal 2000 will be 200% of his annual salary upon attainment of certain financial performance goals.

    Mr. Sardas' annual base salary did not increase in 1999. Mr. Sardas earned a cash bonus payment equal to 150% of his annual salary. Additionally, in January 2000, Mr. Sardas received a grant of stock options to acquire 80,000 shares of Common Stock. (See Summary Compensation Table.)

    The Committee believes that stock options and SARs are critical to linking Mr. Sardas' compensation to Company performance and to aligning Mr. Sardas' interests with those of the Company's shareholders. Upon commencement of employment, the 162(m) Committee granted Mr. Sardas options to acquire 2,000,000 shares of Common Stock at a per share exercise price of $16.00, the market value of the shares on the grant date. The Committee granted that number of options so that a significant, if not the largest, portion of Mr. Sardas' compensation would be tied to the value of the Company's stock. To ensure that Mr. Sardas would continue to be properly motivated, on October 10, 1997 and February 20, 1998, the

Committee reduced the exercise price of the options to $13.69 per share and $11.94 per share, respectively, the market value of the underlying shares at the time of the repricings.

    On October 10, 1997, the 162(m) Committee granted to Mr. Sardas SARs covering 2,250,000 shares of Common Stock. The SARs entitle Mr. Sardas to a payment per share upon exercise equal to the excess of the market value of the shares at the time of exercise over $9.01; provided that the amount of such market value per share which can be taken into account is limited to $13.69 in the case of 250,000 of the SARs and $11.94 in the case of 2,000,000 of the SARs. The Committee believes that the SARs are essential to supplement Mr. Sardas' other equity-based compensation represented by stock options.

    On July 17, 1998 and on December 10, 1998, the 162(m) Committee granted to Mr. Sardas options to acquire 2,000,000 shares of Common Stock at a per share exercise price of $9.44 and options to acquire 343,000 shares of Common Stock at a per share exercise price of $8.69 respectively, both representing the market value of the underlying shares at the time of the grant. On December 10, 1998, the 162(m) Committee reduced the exercise price of the options to acquire 2,000,000 shares from $9.44 to $9.01 (the market value of the shares on December 10, 1998 was $8.69). Mr. Sardas did not receive any grants of stock options or SARs during fiscal 1999.

SECTION 162(M)

    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a deduction to any publicly-held corporation for compensation paid in excess of $1 million in a taxable year to its chief executive officer or any of the four other most highly compensated executive officers employed by such corporation on the last day of its taxable year. The Committee considered the impact of Section 162(m) on the compensation of its executive officers. The Committee expects that the deduction limitation does not, and will not, in the near future, apply to executive officers' compensation. The Committee intends to monitor the impact of Section 162(m) and consider structuring executive compensation arrangements so that the deduction limitation will continue not to apply.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE

                                          Norman E. Wells, Jr., Chairman

                                          Douglas D. Danforth

                                          John F. Fiedler

PERFORMANCE GRAPH

    The following graph compares the cumulative total return on $100 invested on August 14, 1996 in each of the Common Stock of the Company, the Standard & Poor's 500 Index and the Dow Jones Building Materials Index. The returns of the Standard & Poor's Index and the Dow Jones Building Materials Index are calculated assuming reinvestment of dividends. The Company has not paid any dividends. The graph covers a period commencing August 14, 1996, when the Company's Common Stock was first publicly traded, through December 31, 1999. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

                                                    AUGUST 14,   JANUARY 3,   JANUARY 2,   JANUARY 1,    DECEMBER 31,
                                                       1996         1997         1998         1999           1999
                                                    ----------   ----------   ----------   -----------   -------------
Dal-Tile International Inc........................      100          138           85           74             72
Building Materials................................      100          118          141          166            154
S&P Composite.....................................      100          117          156          200            243

    COMPARISON OF CUMULATIVE TOTAL RETURN AMONG DAL-TILE INTERNATIONAL INC.,
          THE S&P 500 INDEX AND THE DOW JONES BUILDING MATERIALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          DAL-TILE INTERNATIONAL  S&P 500 INDEX  DOW JONES BUILDING MATERIALS INDEX
8/14/96                  $100.00        $100.00                             $100.00
1/3/97                   $138.39        $116.85                             $117.84
1/2/98                    $84.82        $155.83                             $141.30
1/1/99                    $74.11        $200.36                             $165.78
12/31/99                  $72.32        $242.53                             $153.55

                     ASSUMES $100 INVESTED ON AUG. 14, 1996
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 1999

                              CERTAIN TRANSACTIONS

    The Company receives the benefit of volume discounts for certain office services and supplies made available to various companies associated with AEA Investors (the managing member of DTI Investors LLC, which is a beneficial owner of Common Stock) pursuant to arrangements managed by a subsidiary of AEA Investors. Messrs. Mai, Skelsey, Goldsmith, and Murrer are directors of the Company; Mr. Mai is the Chairman of AEA Investors; Messrs. Goldsmith and Murrer act as Vice President and Managing Director of AEA Investors; and Mr. Skelsey provides consulting services to AEA Investors.

    On August 5, 1999, the Company entered into a Demand Registration Rights Letter Agreement with DTI Investors LLC and Jacques R. Sardas in which the Company granted certain registration rights to DTI Investors LLC and amended the registration rights that were granted to Mr. Sardas in his employment agreement. In addition, on August 5, 1999 the Company entered into a letter agreement with DTI Investors LLC and Mr. Sardas, in which DTI Investors LLC and Mr. Sardas agreed to certain transfer restrictions until December 31, 2001. These agreements are filed as exhibits to the Company's Form 10-Q for the quarterly period ended July 2, 1999.

                    RATIFICATION OF APPOINTMENT OF AUDITORS

    Upon recommendation of the Audit Committee, the Board of Directors has appointed Ernst & Young LLP, independent public accountants, to audit and report on the consolidated financial statements of the Company for fiscal 2000 and to perform such other services as may be required of them. Ernst & Young LLP has served as auditors for the Company since 1980. The Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

    Proxies will be voted FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the Company for fiscal 2000, unless otherwise specified in the proxy. The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors.

                            EXPENSES OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and regular employees of the Company and its subsidiaries, none of whom will receive additional compensation therefore, may solicit proxies in person or by telephone, telegraph or other means. As is customary, the Company will, upon request, reimburse brokerage firms, banks, trustees, nominees and other persons for their out-of-pocket expenses in forwarding proxy materials to their principals.

                       STOCKHOLDER PROPOSALS FOR THE 2001
                         ANNUAL MEETING OF STOCKHOLDERS

    Stockholders may present proposals that may be proper subjects for inclusion in the proxy statement and for consideration at an annual meeting of stockholders. To be considered, proposals must be submitted on a timely basis. Proposals for the 2001 Annual Meeting of Stockholders must be received by the Company no later than December 15, 2000. Proposals, as well as any questions related thereto, should be submitted in writing to the Secretary of the Company. Proposals may be included in the proxy statement for the 2001 Annual Meeting of Stockholders if they comply with certain rules and regulations promulgated by the SEC and in connection with certain procedures described in the Company's By-Laws, a copy of which may be obtained from the Secretary of the Company.

                                 OTHER MATTERS

    The Company knows of no other matter to be brought before the Annual Meeting. If any other matter requiring a vote of the stockholders should come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the same with respect to any such matter in accordance with their best judgment.

    The Company will furnish, without charge, to each person whose proxy is being solicited upon written request, a copy of its Annual Report on Form 10-K for fiscal 1999, as filed with the SEC (excluding exhibits). Copies of any exhibits thereto also will be furnished upon the payment of a reasonable duplicating charge. Requests in writing for copies of any such materials should be directed to Mark A. Solls, Secretary, 7834 C.F. Hawn Freeway, Dallas, TX 75217.

                                          By order of the Board of Directors,

                                          [LOGO]

                                          Mark A. Solls

                                          SECRETARY

Dallas, Texas
March 31, 2000

                          DAL-TILE INTERNATIONAL INC.
                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               APRIL 27, 2000

       THIS PROXY IS SOLICITED ON BEHALF OF DAL-TILE INTERNATIONAL INC.'S
                              BOARD OF DIRECTORS.

P           The undersigned hereby appoints Jacques R. Sardas, W. Christopher
       Wellborn and Mark A. Solls, and each of them, Proxies for the
R undersigned, with full power of substitution, to represent and to vote all shares of Dal-Tile International Inc. Common Stock which the
O undersigned may be entitled to vote at the 2000 Annual Meeting of Stockholders of Dal-Tile International Inc. to be held in Dallas, Texas
X on Thursday, April 27, 2000 at 9:00 a.m., or at any adjournment thereof, upon the matters set forth on the reverse side and described
Y in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment thereof.

            PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. IF THIS PROXY IS SIGNED BUT NO SPECIFICATIONS ARE MADE, THE PROXY SHALL BE VOTED FOR ITEMS 1 AND 2. IN THEIR DISCRETION, THE APPOINTED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

       _____________________________________________________________________
       COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENTS/ADDRESS ON REVERSE SIDE



       _____________________________________________________________________

                                                                 ___________
                                                                 SEE REVERSE
                                                                    SIDE
                                                                 ___________

                 (CONTINUED AND TO BE SIGNED ON OTHER SIDE.)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

________________________________________________________________________________
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2

                                                            PLEASE MARK
                                                            YOUR VOTES AS
                                                            INDICATED IN   / X /
                                                            THIS EXAMPLE


To elect seven directors for terms ending at the 2001 Annual Meeting of Stockholders.

     FOR all nominees              WITHHOLD             Nominees: Jacques R. Sardas, Douglas D. Danforth,
   listed to the right            AUTHORITY             John F. Fiedler, Vincent A. Mai, Martin C. Murrer,
(except as marked to the   to vote for all nominees     Charles J. Pilliod, Jr., Norman E. Wells, Jr.
        contrary)            listed to the right
                                                        WITHHELD FOR: To withhold authority to vote for
         /  /                      /  /                 any individual nominee(s), write that nominee(s)
                                                        name on the line provided:

                                                        _________________________________________________


To ratify the appointment by the Board of Directors of          I PLAN TO ATTEND MEETING
Ernst & Young L.L.P. independent public accountants, as         IF YOU CHECK THIS BOX TO THE RIGHT AN   /  /
independent auditors for the Company for the fiscal year        ADMISSION CARD WILL BE SENT TO YOU.
ending December 29, 2000.
                                                                ADDRESS CHANGE
              FOR   AGAINST   ABSTAIN                           PLEASE MARK THIS BOX IF YOU HAVE        /  /
              / /     / /       / /                             ADDRESS CHANGES ON THE REVERSE SIDE.

                                                                RECEIPT IS HEREBY ACKNOWLEDGED OF THE
                                                                DAL-TILE INTERNATIONAL INC. NOTICE OF
                                                                MEETING AND PROXY STATEMENT.
                                                                PLEASE SIGN, DATE AND RETURN PROMPTLY
                                                                IN THE ENCLOSED ENVELOPE.




Signature _________________________________ Signature _________________________________ Date __________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. Corporate and partnership proxies should be signed by any authorized person indicating the person's title.


------------------------------------------------------------------------------------------------------------
                                     FOLD AND DETACH HERE